                                                                   EXHIBIT 10.29


                                PROMISSORY NOTE
                                ---------------
$175,000.00                                                        April 1, 2000

       FOR VALUE RECEIVED, the undersigned, NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of LAMAR E. OZLEY, JR. (the "Payee") at the address of Payee set forth below, the principal amount of ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND NO/100 ($175,000.00), together with interest at a rate per annum equal to nine percent (8 1/2%). Interest payable under this Note shall be computed on the basis of a 365-day year and actual days elapsed.

This Note shall be paid as follows:

PAYMENT DATE       PRINCIPAL AMT   INTEREST   TOTAL PAYMENT
-----------------  -------------  ----------  -------------

July 1, 2000            $ 15,000  $ 3,718.75    $ 18,718.75
October 1, 2000           15,000    3,400.00      18,400.00
January 2, 2001           15,000    3,081.25      18,081.25
April 1, 2001             15,000    2,762.50      17,762.50
July 1, 2001              15,000    2,443.75      17,443.75
October 1, 2001           15,000    2,125.00      17,125.00
January 2, 2002           15,000    1,806.25      16,806.25
April 1, 2002             15,000    1,487.50      16,487.50
July 1, 2002              15,000    1,168.75      16,168.75
October 1, 2002           15,000      850.00      15,850.00
January 2, 2003           15,000      531.25      15,531.25
April 1, 2003             10,000      212.50      10,212.50
                        --------  ----------    -----------

          TOTAL         $175,000  $23,587.50    $198,587.50
                        ========  ==========    ===========

          Except as otherwise expressly provided herein, each maker, surety, endorser, and guarantor of this Note hereby severally waives demand and presentation for payment, notice of non-payment, protest and notice of protest, and the diligence of bringing suit against any party hereto and consents that time of payment may be extended from time to time without notice thereof to it.

          All amounts payable hereunder by the Maker shall be payable to the Payee at the address set forth below or at such other place as the Payee or the holder hereof may, from time to time, indicate in writing to the Maker, and shall be made by the Maker in lawful money of the United States by check or in cash at such place of payment.

          This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Any partial prepayments shall be applied first to any overdue interest and then to the outstanding principal installments in inverse order of maturity.

          If any payment required to be made hereunder becomes due and payable on a non-business day, the maturity thereof shall extend to the next business day and interest shall be payable at the rate applicable thereto during such extension. The term "business day" shall mean a calendar day excluding Saturdays, Sundays or other days on which banks in the State of Texas are required or authorized to remain closed.

          This note is secured by a collateral pledge of common stock in travelbyus.com.

          If this Note is placed in the hands of an attorney for collection, Maker agrees to attorneys' fees and costs and expenses of collection, including but not limited to court costs.

         Upon failure of prompt and timely payment when due of any installment of principal or interest under this Note, such failure continuing for ten (10) calendar days after notice thereof from Payee to Make, then the Payee, at its option, may declare the entire unpaid balance of principal and accrued interest hereunder to be immediately due and payable. All past due payment of principal and interest shall bear interest at the rate of twelve percent (12%) per annum until paid. Any payment made more than ten days after the due date of such payment shall obligate Maker to pay a late fee of $250.00.

          This Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States.

          In no contingency or event whatsoever shall the amount paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker exceed the maximum amount permitted by applicable law. In the event any such sums paid to Payee by Maker would exceed the maximum amount permitted by applicable law, Payee shall automatically apply such excess to the unpaid principal amount of this Note or , if the amount of such excess exceeds the unpaid principal amount of this Note, such excess automatically shall be applied by Payee to the unpaid principal amount of other indebtedness, if any, owed by Maker or Payee, or if there be no such other indebtedness, such excess shall be paid to Maker. All sums paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker which are or hereafter may be construed to be or in respect of compensation for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all indebtedness of Maker to Payee, to the end that the actual rate of interest hereon shall never exceed the maximum rate of interest permitted from time to time by applicable law.

               EXECUTED as of the date and year first set forth above.


Address of Payee:                        MAKER:

Lamar E. Ozley, Jr.
7007 Elmridge Drive                      NORTH AMERICAN GAMING AND
Dallas, Texas 75240                      ENTERTAINMENT CORPORATION



                                         By:  /s/ E. H. Hawes II
                                            -----------------------------------
                                            E. H. Hawes II, Chairman and C.E.O.